UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 2005

                        NATIONAL TECHNICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             California                    0-16438               95-4134955
    (State or other jurisdiction         (Commission         (I.R.S. Employer
  of incorporation or organization)      File Number)       Identification No.)

            24007 Ventura Blvd., Suite 200
                 Calabasas, California                              91302
       (Address of principal executive offices)                   (Zip Code)

                                 (818) 591-0776
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

      As described in Item 5.02(b) below, effective May 1, 2005, Dr. Jack Lin relinquished his position as Chief Executive Officer of National Technical Systems, Inc. (the "Registrant"). In connection with the same, on April 28, 2005, the Registrant entered into an Employment Agreement with Dr. Lin (the "Agreement"), a copy of which is attached hereto as Exhibit 10.1. Pursuant to the Agreement, Dr. Lin will continue to serve as an employee and as either Chairman of the Board of Directors or Chairman Emeritus of the Registrant for a term commencing on May 1, 2005 and ending on April 30, 2010. Dr. Lin will be entitled to (i) a base salary of $125,000 per year, (ii) $175,000 per year as a retirement benefit, (iii) participation in the Registrant's benefit plans (with expense limitations set forth in the Agreement), (iii) a monthly car allowance (with expense limitations set forth in the Agreement) and (iv) dues or fees associated with certain professional societies, clubs and educational programs (with expense limitations set forth in the Agreement). Subject to the limitations set forth in the Agreement, Dr. Lin will be eligible to receive (i) an annual cash bonus in an amount equal to 75% of the amount of bonus paid by the Registrant to the Chief Executive Officer for the same period, if any, and payable at the same time as payment of the Chief Executive Officer bonus and
(ii) a $30,000 bonus in each fiscal year during the term of employment that the Registrant achieves at least $1,000,000 in pre-tax net income, payable in equal installments within 45 days after the end of each fiscal quarter of said year. Dr. Lin will also be eligible to receive stock option grants, as determined from time to time at the sole discretion of the Registrant's Board of Directors.

Item 2.02. Results of Operations and Financial Condition.

      The following information is being "furnished" in accordance with General Instruction B.2 of Form 8-K and shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

      On May 2, 2005, the Registrant issued a press release announcing its financial results for fiscal year 2005 and its fourth quarter ended January 31, 2005. The full text of the Registrant's press release is attached hereto as
Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Principal Executive Officer. In connection with the Registrant's announcement described below of the appointment of William C. McGinnis as its Chief Executive Officer, Dr. Jack Lin relinquished his position as Chief Executive Officer effective May 1, 2005, but will remain as an employee and Chairman of the Board of Directors. Refer to Item 1.01 above.

(c) Appointment of New Principal Executive Officer. Effective May 1, 2005, the Registrant appointed William C. McGinnis as its Chief Executive Officer.


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      Mr. McGinnis, age 46, has been employed by the Registrant for 25 years and has previously served as Project Engineer, Facility Manager, Vice President of Operations and President/Chief Operating Officer. Mr. McGinnis has also served as a member of the Registrant's Board of Directors since 1994.

      The Registrant has not entered into an employment agreement with Mr. McGinnis.

      A copy of the press release announcing the appointment is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits

      Exhibit Number    Title
      --------------    -----

      10.1 Employment Agreement dated April 28, 2005, by and between the Registrant and Jack Lin.

      99.1 Press release dated May 2, 2005 announcing financial results for fiscal year 2005 and the fourth quarter ended January 31, 2005.

      99.2 Press release dated May 2, 2005 announcing the appointment of a new Chief Executive Officer.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        National Technical Systems, Inc.


                                        By: /s/ Raffy Lorentzian
                                            -----------------------------------
                                            Raffy Lorentzian
Date: May 3, 2005                           Vice President and Chief Accounting
                                            Officer


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                                INDEX TO EXHIBITS

Exhibit Number    Title
--------------    -----

10.1 Employment Agreement dated April 28, 2005, by and between the Registrant and Jack Lin.

99.1 Press release dated May 2, 2005 announcing financial results for fiscal year 2005 and the fourth quarter ended January 31, 2005.

99.2 Press release dated May 2, 2005 announcing the appointment of a new Chief Executive Officer.


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